Exhibit 3.39
CERTIFICATE OF INCORPORATION
OF
RHM HOLDINGS (USA) INC.
          FIRST: The name of the corporation is RHM HOLDINGS (USA) INC. (herein called the “Corporation”).
          SECOND: The address of the Corporation’s registered office in the State of Delaware is 306 South State Street, City of Dover, County of Kent. The name of the Corporation’s registered agent at such address is the United States Corporation Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares, of which 1,000 shares shall be Common Stock of the par value of $1 per share.
          FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	ADDRESS

Daniel T. Brooks	Suite 2400
One Wall Street
New York, New York 10005

          SIXTH: Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
          SEVENTH: The Board of Directors shall have power without the assent or vote of the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.
          EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          The undersigned, being the Sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of July, 1976.

/s/ Daniel T. Brooks
Daniel T. Brooks
Suite 2400 One Wall Street New York, New York 10005

FILED
MAR 6 1987
/s/ Illegible
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RHM HOLDINGS (USA) INC.

          It is hereby certified that:
          1. The name of the Corporation is RHM HOLDINGS (USA) INC. (hereinafter called the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is here amended by adding the following new Article:
     “NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, provided, however, that this Article NINTH shall not eliminate or limit the liability of a director the extent provided by applicable law
     (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
     (iv) for any transaction from which the director derived an improper personal benefit.
     This Article NINTH shall not eliminate or limit the liability of any director of the Corporation for any act or omission of such director occurring prior to the date this Article becomes effective. No amendment to or repeal of this Article NINTH shall have any effect on the liability of any director of the Corporation for any act or omission of such director occurring prior to such amendment or repeal.”
          3. The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General corporation Law of the state of Delaware and was authorized by unanimous written consent of the Board of Directors and by the written consent of the holder of all the outstanding shares entitled to vote thereon.
          Signed and attested to on January 30, 1987.

/s/ B.R. Gibbs
B.R. Gibbs
President

Attest:

/s/ G.H. Pill
G.H. Pill
Secretary

00003

FILED
MAR 6 1987
/s/ Illegible
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RHM HOLDINGS (USA) INC.

          It is hereby certified that:
          1. The name of the Corporation is RHM HOLDINGS (USA) INC. (hereinafter called the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of such Article the following new Article:
     “FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares, of which 10,000 shares shall be Common Stock of the par value of $1 per Share.”
          3. The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and was authorized by unanimous written consent of the Board of Directors and by the written consent of the holder of all the outstanding shares entitled to vote thereon.
          Signed and attested to as of May 26, 1988.

/s/ R.T. Taylor
R.T. Taylor
Vice President

Attest:
/s/ M.C. Ryan
M.C. Ryan
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/14/2000
001466260 - 0827249
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
*******
     RHM HOLDINGS (USA) INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of RHM Holdings (USA) Inc. be amended by changing the First Article thereof so that, as amended, said article shall be and read as follows:
FIRST: The name of the corporation is The Carriage House Companies, Inc. (hereinafter called the “Corporation”).
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said RHM Holdings (USA) Inc. has caused this certificate to be signed by J. E. Neiger, its Assistant Secretary, on this 14th day of September, 2000.

RHM HOLDINGS (USA) INC.
By:	/s/ J. E. Neiger
J. E. Neiger, Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 12/28/2001
010675573 — 0827249
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
THE RED WING COMPANY, INC.
INTO
THE CARRIAGE HOUSE COMPANIES, INC.
     The Carriage House Companies, Inc. (“Carriage House”), a corporation organized and existing under the laws of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That Carriage House was incorporated on the 28th day of July, 1976, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That Carriage House owns all of the outstanding shares of the stock of The Red Wing Company, Inc. (“Red Wing”), a corporation incorporated on the 6th day of January, 1977, pursuant to the General Corporation Law of the State of Delaware.
     THIRD: That Carriage House, by the following resolution of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 28th day of December, 2001, determined to and did merge into itself said Red Wing:
     RESOLVED, that The Carriage House Companies, Inc. merge, and it hereby does merge into itself The Red Wing Company, Inc. and assumes all of its obligations;
     FURTHER RESOLVED, that the merger shall become effective on December 31, 2001 at 11:59 p.m.;
     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:
Effective December 31, 2001 (the “Effective Date”), The Red Wing Company, Inc. (“Red Wing”) shall be merged with and into The Carriage House Companies, Inc. (“Survivor”) and the separate existence of Red Wing shall cease, with the effect that Survivor shall thereupon and thereafter possess and be vested with all the rights, privileges, immunities, franchises, causes of action and property, and be responsible and liable for all the liabilities and obligations, of each of Red Wing and Survivor. On the Effective Date of the merger, all the outstanding stock of Red Wing shall be cancelled and the outstanding stock of Red Wing and Survivor shall consist solely of the outstanding stock of Survivor. From and after the Effective Date, the Certificate of Incorporation and Bylaws of the Survivor shall remain the Certificate of Incorporation and Bylaws of Red Wing. This plan of merger may be rescinded at any time prior to the Effective Date by direction of a majority of the board of either corporation.

FURTHER RESOLVED, that the proper officer of this corporation be, and hereby is, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Red Wing and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger.
     IN WITNESS WHEREOF, said The Carriage House Companies, Inc. has caused this Certificate to be signed by R. W. Lockwood, its Secretary this 28th day of December, 2001.

THE CARRIAGE HOUSE COMPANIES, INC.
By:	/s/ R.W. Lockwood
R. W. Lockwood
Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
*****
     The Carriage House Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
          That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, In the City of Wilmington, County of New Castle.
          That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
          That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 26th day of May, 2004.

The Carriage House Companies, Inc.
By:	/s/ C. G. Huber Jr.
C. G. Huber, Jr., Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:33 PM 06/03/2004
FILED 12:42 PM 06/03/2004
SRV 040413206 - 0827249 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 09/27/2005
FILED 11:17 AM 09/27/2005
SRV 050789140 - 0827249 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION
Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is The Carriage House Companies, Inc., a Delaware corporation, and the name of the corporations being merged into this surviving corporation are T & C Financial Incorporated, a Nevada corporation and JEN Acquisition Corporation, a Nevada, corporation.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.
THIRD: The name of the surviving corporation is The Carriage House Companies. Inc., a Delaware corporation.
FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)
FIFTH: The authorized stock and par value of the non-Delaware corporations are: T & C Financial Incorporated - 1,000 shares authorized stock with $1.00 par value per share; and JEN Acquisition Corporation - 1,000 shares authorized stock with $1.00 par value per share,
SIXTH: The merger is to become effective on September 30, 2005.
SEVENTH: The Agreement of Merger is on file at 800 Market Street, Suite 2900, St. Louis, MO 63101, an office of the surviving corporation.
EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.
IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26 day of September, A.D., 2005.

By:	/s/ Charles G. Huber Jr.
Authorized Officer
	Name:	Charles G. Huber, Jr.
	Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 09/27/2005
FILED 11:45 AM 09/27/2005
SRV 050789175 - 0827249 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is The Carriage House Companies, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is The Torbitt & Castleman Company, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is The Carriage House Companies, Inc.
FOURTH: The merger is to become effective on September 30, 2005.
FIFTH: The Agreement of Merger is on file at 800 Market Street, Suite 2900, St. Louis, MO 63101, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26 day of September, A.D. 2005.

By:	/s/ Charles G. Huber Jr.
Authorized Officer
	Name:	Charles G. Huber. Jr.
	Title:	Secretary